Filed Pursuant to Rule 424(b)(5)
Registration No. 333-170388

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 6, 2012

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 5, 2010)

$

BRE Properties, Inc.

    % Senior Notes due

We will pay interest on the notes on                      and                      of each year. The first payment will be made on                     , 2013. The notes will mature on                     ,     . The notes are senior unsecured debt securities and rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The notes will be issued only in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

We have the option to redeem the notes in whole or in part, at any time or from time to time, at the redemption prices described under the caption “Description of the Notes—Redemption at Our Option” in this prospectus supplement.

Investing in the notes involves risks. See “Risk Factors” on page S-4 of this prospectus supplement and “Risk Factors” on page 1 of the accompanying prospectus.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange. Currently, there is no public market in the notes.

	Per Note		Total
Public offering price (1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to BRE Properties (1)		%	$

(1)	Plus accrued interest from August , 2012, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about August     , 2012.

Joint Book-Running Managers

J.P. Morgan	RBS	Wells Fargo Securities

The date of this prospectus supplement is August     , 2012

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any such free writing prospectus, as well as information that we have previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those respective dates. The descriptions set forth in this prospectus supplement replace and supplement, where inconsistent, the description of the general terms and provisions set forth in the accompanying prospectus.

Prospectus Supplement

Prospectus

S-i

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell the notes and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See “Underwriting.”

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offer and sale of the notes and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained under the headings “Available Information” and “Incorporation by Reference” in this prospectus supplement and accompanying prospectus.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “we,” “us” or “our” mean BRE Properties, Inc. and our consolidated subsidiaries, except where it is made clear that the terms mean BRE Properties, Inc. only.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us, the notes and this offering. Because this is a summary, it does not contain all of the information you should consider before investing in the notes. You should carefully read this summary together with the more detailed information and financial statements and notes thereto contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

The Company

We are a self-administered equity real estate investment trust, or “REIT,” focused on the ownership, operation, development and acquisition of apartment communities. Our operating and investment activities are primarily focused on the major metropolitan markets within the state of California and in the metropolitan area of Seattle, Washington. At June 30, 2012, our portfolio had real estate assets with a net book value of approximately $3.4 billion that included 75 wholly or majority-owned apartment communities, aggregating 21,240 units; eleven multifamily communities owned in joint ventures, comprised of 3,592 apartment units; and eight wholly or majority-owned apartment communities in various stages of construction and development, totaling 2,525 units. We earn revenue and generate cash primarily by collecting monthly rent from our community residents.

We have been a publicly traded company since our founding in 1970 and have paid 167 consecutive quarterly dividends to our shareholders since inception. Our principal executive offices are located at 525 Market Street, 4th Floor, San Francisco, California 94105; our telephone number is (415) 445-6530.

The Offering

Issuer	BRE Properties, Inc.

Securities Offered	$ aggregate principal amount of % senior notes due .

Maturity Date	The notes will mature on , .

Interest Rate	% per year, accruing from August , 2012.

Interest Payment Dates	and , commencing , 2013.

Use of Proceeds	The net proceeds from the sale of the notes are estimated to be approximately $ million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds to repay borrowings under our $750 million unsecured credit facility incurred to fund development activities as well as for general corporate purposes. We intend to use any remaining net proceeds for general corporate purposes, which may include redemption or repurchase of equity or debt securities, including our outstanding 6.75% Series D Cumulative Redeemable Preferred Stock, repayment of debt, funding of development activities and financing of acquisitions. Pending application of the net proceeds as described above, we may invest the net proceeds in short-term money-market securities. At August 6, 2012, outstanding borrowings under our $750 million unsecured credit facility totaled $256 million, and 2,159,715 shares of our 6.75% Series D Cumulative Redeemable Preferred Stock were outstanding, at an aggregate liquidation preference of approximately $54 million (not including any accrued and unpaid dividends owed thereon). See “Use of Proceeds” in this prospectus supplement.

Conflicts of Interest	Affiliates of certain of the underwriters, including J.P. Morgan Securities LLC, RBS Securities Inc. and Wells Fargo Securities, LLC, are lenders under our $750 million unsecured credit facility and will receive their pro rata portions of any amounts repaid under our $750 million unsecured credit facility. Additionally, one or more of the underwriters or their affiliates may be holders of our 6.75% Series D Cumulative Redeemable Preferred Stock and may receive net proceeds of this offering to the extent net proceeds from this offering are used to redeem such preferred stock. See “Underwriting—Conflicts of Interest.”

Optional Redemption

We may redeem the notes, in whole or from time to time in part, at our option. If the notes are redeemed prior to             , the redemption price will be equal to the greater of (1) 100% of the principal amount of the notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis at the Treasury Rate plus      basis points plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but not including,

the redemption date. If the notes are redeemed on or after             , the redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date. See “Description of the Notes—Redemption at Our Option.”

Covenants	The indenture contains various covenants applicable to the notes, including covenants with respect to limitations on the incurrence of debt. Among others, the following covenants will apply to the notes:

Debt Service Test. Our ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge will be at least 1.5:1.

Secured Debt Test. Our secured Debt will not exceed 40% of our Total Assets.

Aggregate Debt Test. Our total Debt will not exceed 65% of our Total Assets.

Maintenance of Total Unencumbered Assets. Our Total Unencumbered Assets will not be less than 150% of our outstanding Unsecured Debt.

Additionally, any investments by us and our subsidiaries in unconsolidated entities will be excluded from Total Unencumbered Assets. For a more complete summary of these covenants see “Description of the Notes—Covenants, Discharge, Defeasance and Covenant Defeasance.” The summaries and any defined terms used therein are qualified in their entirety by references to the notes and the existing senior indenture.

No Limitation on Incurrence of New Debt	The indenture does not limit the amount of debt that we may issue under the indenture.

Ranking	The notes will be our direct, unsecured and unsubordinated obligations and will rank equally in right of payment with our other unsecured and unsubordinated indebtedness from time to time outstanding, and effectively junior to (i) all of the liabilities of our subsidiaries, and (ii) all of our liabilities that are secured by our assets, to the extent of the value of the assets securing such debt.

As of June 30, 2012, we (excluding our consolidated subsidiaries) had $1.06 billion of indebtedness, of which:

•	$122.5 million was senior secured indebtedness; and

•	$941 million was senior unsecured indebtedness.

As of June 30, 2012, our subsidiaries had indebtedness of $620 million.

RISK FACTORS

Before you decide whether to purchase the notes, in addition to the other information in this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors set forth below and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended. For more information, see the section entitled “Incorporation by Reference” in this prospectus supplement.

Risks Related to the Notes

The notes will be effectively subordinated to our secured debt and, as a result, other creditors may be entitled to repayment before our assets are available to satisfy our obligations under the notes.

The notes will be effectively subordinated to our mortgages and other secured indebtedness, which encumber certain of our assets, and to all of the indebtedness of our subsidiaries. As a result, in the event of our bankruptcy or liquidation, any holders of our mortgages or other secured indebtedness would be entitled to be repaid in full before our assets would be available to satisfy our obligations on the notes, and in the event of a bankruptcy or liquidation of any of our subsidiaries, the creditors of that subsidiary would be entitled to be repaid in full before any assets of that subsidiary would be available to satisfy our obligations on the notes. As of June 30, 2012, our total outstanding indebtedness, including outstanding indebtedness of our consolidated subsidiaries, was approximately $1.68 billion, of which approximately $742.5 million was secured. Approximately $620 million of this secured debt is non-recourse secured debt of consolidated subsidiaries. Subject to certain limitations, we may incur additional indebtedness. Our organizational documents do not limit the amount of indebtedness that we may incur.

A portion of our operations is conducted through our subsidiaries, including BRE Property Investors LLC, which is referred to as the operating company. Our cash flow and the consequent ability to make payments on the notes will be partially dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, or upon loans or other payments of funds made by our subsidiaries to us. In addition, debt or other arrangements of our subsidiaries may impose restrictions that affect, among other things, our subsidiaries’ ability to pay dividends or make other distributions or loans to us.

Likewise, a portion of our consolidated assets is owned by our subsidiaries, effectively subordinating certain of our unsecured indebtedness to all existing and future liabilities, including indebtedness, trade payables, lease obligations and guarantees of our subsidiaries, up to the value of the assets in those subsidiaries. The operating company and other of our subsidiaries may, from time to time, guarantee indebtedness of ours. Therefore, our rights and the rights of our creditors, including the holders of other unsecured indebtedness, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization will be subject to the prior claims of such subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interests in or mortgages or other liens on the assets of such subsidiary and would be subordinate to any indebtedness of such subsidiary senior to that held by us.

Your ability to transfer the notes may be limited by the absence of a trading market for the notes.

There is no established trading market for the notes and we have no plans to list the notes on a securities exchange. We have been advised by the underwriters that they presently intend to make a market in the notes; however, no underwriter is obligated to do so. Any market making activity, if initiated, may be discontinued at any time, for any reason, without notice. If the underwriters cease to act as market makers for the notes for any reason, we cannot assure you that another firm or person will make a market in the notes. The liquidity of any market for the notes will depend on the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market may not develop for the notes.

The market price of the notes may be volatile

The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control including:

•	our financial performance;

•	the amount of indebtedness we and our subsidiaries have outstanding;

•	market interest rates;

•	the market for similar securities;

•	competition;

•	the size and liquidity of the market notes; and

•	general economic conditions.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Ratings of notes may not reflect all risks of an investment in the notes.

We expect that the notes will be rated by at least one nationally recognized statistical rating organization. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold the notes. These ratings do not correspond to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. As a result, the ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes.

FORWARD-LOOKING STATEMENTS

In addition to historical information, we have made forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. These forward-looking statements pertain to, among other things, anticipated closings of transactions, uses of proceeds, our capital resources, financial liquidity, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or in their negative form or other variations, or by discussions of strategy, plans or intentions. Forward-looking statements are based on assumptions, data or methods that may be incorrect or imprecise or incapable of being realized. The following factors, among others, could affect actual results and future events: defaults or non-renewal of leases, illiquidity of real estate and reinvestment risk, our regional focus in the western United States, insurance coverage, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying communities to acquire and in effecting acquisitions, failure to successfully integrate acquired communities and operations, risks and uncertainties affecting community development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. Our success also depends upon economic trends, including interest rates, income tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” herein and in the accompanying prospectus and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as they may be updated from time to time by our subsequent filings with the Securities and Exchange Commission, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should not rely solely on forward-looking statements, which only reflect management’s analysis. We assume no obligation to update forward-looking statements.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy these reports, proxy statements and other information at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Securities and Exchange Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission (http://www.sec.gov). Our filings with the Securities and Exchange Commission and other information about us may also be obtained from our website at www.breproperties.com, although the information on our website does not constitute a part of this prospectus supplement or the accompanying prospectus, and we are not incorporating such information into this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus supplement. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2012 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2012;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2012;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2012;

•	Item 8.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 7, 2012;

•	Item 8.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2012;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2012; and

•	Item 8.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2012.

We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering (but excluding any documents or portions of documents which are deemed “furnished” and not filed with the Securities and Exchange Commission). Information included or incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed automatically updated and superseded if information contained in any document we subsequently file with the Securities and Exchange Commission prior to the termination of this offering modifies or replaces the information included or incorporated by reference in this prospectus supplement or in the accompanying prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including any exhibits that are specifically incorporated by reference in those documents, call or write to BRE Properties, Inc., Attention: Investor Relations, 525 Market Street, 4th Floor, San Francisco, California 94105-2712 (telephone (415) 445-6530).

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated:

Year Ended December 31,					Six Months Ended
2007	2008	2009	2010	2011	June 30, 2012
1.2	1.2	1.2	1.0	1.5	1.7

Our ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. Earnings consist of our net income before gains (losses) on sales of investments in rental properties and minority interests in income plus provision for unusual charges and fixed charges, excluding preferred stock dividends. Fixed charges consist of interest payments and rental payments.

USE OF PROCEEDS

The net proceeds from the sale of the notes are estimated to be approximately $         million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds to repay borrowings under our $750 million unsecured credit facility incurred to fund development activities as well as for general corporate purposes. We intend to use any remaining net proceeds for general corporate purposes, which may include redemption or repurchase of equity or debt securities, including our outstanding 6.75% Series D Cumulative Redeemable Preferred Stock, repayment of debt, funding of development activities and financing of acquisitions. Pending application of the net proceeds as described above, we may invest the net proceeds in short-term money-market securities.

At August 6, 2012, outstanding borrowings under our $750 million unsecured credit facility totaled $256 million and bore an effective weighted average interest rate of 1.43%. Our currently outstanding borrowings have maturity dates ranging from August 6, 2012 to August 20, 2012. Our unsecured credit facility is scheduled to mature on April 3, 2015.

At August 6, 2012, 2,159,715 shares of our 6.75% Series D Cumulative Redeemable Preferred Stock were outstanding, at an aggregate liquidation preference of approximately $54 million (not including any accrued and unpaid dividends owed thereon of approximately $375,000 through such date).

Affiliates of certain of the underwriters, including J.P. Morgan Securities LLC, RBS Securities Inc. and Wells Fargo Securities, LLC, are lenders under our $750 million unsecured credit facility and will receive their pro rata portions of any amounts repaid under our $750 million unsecured credit facility. Additionally, one or more of the underwriters or their affiliates may be holders of our 6.75% Series D Cumulative Redeemable Preferred Stock and may receive net proceeds of this offering to the extent net proceeds from this offering are used to redeem such preferred stock. See “Underwriting—Conflicts of Interest.”

CAPITALIZATION

The following table sets forth our unaudited consolidated capitalization as of June 30, 2012 on:

•	an actual basis; and

•	an as adjusted basis to give effect to:

•	the sale of the notes; and

•	the application of the net proceeds from the sale of the notes to reduce borrowings under our unsecured credit facility.

The table below should be read in conjunction with the consolidated financial statements and notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2012
	Actual	As Adjusted
Assets:
Investment in rental communities	$3,630,399,000		$3,630,399,000
Construction in progress	$310,231,000		$310,231,000
Land under development	$124,288,000		$124,288,000
Cash	$2,968,000	$

Total Assets	$3,408,740,000	$

Liabilities & shareholder’s equity:
Revolving credit facility	$251,000,000	$
Existing unsecured senior notes	$690,018,000		$690,018,000
% notes due offered hereby	$0	$
Mortgage loans payable	$742,463,000		$742,463,000

Redeemable noncontrolling interests	$8,107,000		$8,107,000

Shareholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized: 2,159,715 shares of 6.75% Series D Cumulative Redeemable Preferred Stock with $25 liquidation preference issued and outstanding, actual and adjusted	$22,000		$22,000
Common stock, 0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 76,795,641 actual and adjusted	$768,000		$768,000
Additional paid-in capital	$1,650,647,000	$

Total book capitalization	$3,408,740,000	$

DESCRIPTION OF THE NOTES

The following summaries of certain provisions do not purport to be complete and are qualified in their entirety by reference to the actual provisions of the notes and the existing senior indenture. Unless otherwise expressly stated or the context otherwise requires, all references to “we,” “us,” “our” and “ourselves” appearing under this caption “Description of the Notes” and under the caption “Description of Debt Securities” in the accompanying prospectus shall mean BRE Properties, Inc., excluding BRE Property Investors LLC, which we refer to as the operating company, and our other consolidated subsidiaries. Defined items used under this caption “Description of the Notes,” but not otherwise defined shall have the meanings given to them in the accompanying prospectus or, if not defined in the accompanying prospectus, in the existing senior indenture referred to below.

The notes constitute debt securities (which are more fully described in the accompanying prospectus) to be issued pursuant to an indenture dated as of June 23, 1997, as amended by a first supplemental indenture dated as of April 23, 1998, a second supplemental indenture dated as of August 15, 2006 and a third supplemental indenture dated as of November 3, 2006, between us and The Bank of New York Mellon Trust Company, National Association (f/k/a The Bank of New York Trust Company, National Association, as successor in interest to the predecessor trustees), as trustee, which we refer to in this prospectus supplement and in the accompanying prospectus as the existing senior indenture, and an officers’ certificate pursuant to the existing senior indenture setting forth terms of the notes. The terms of the notes include those provisions contained in the officers’ certificate, the existing senior indenture and those made part of the existing senior indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all such terms, and we urge you to read the existing senior indenture because it, and not these descriptions, defines the rights of a holder of our notes.

General

The notes will be a separate series of debt securities under the existing senior indenture, initially limited in aggregate principal amount to $         million. The existing senior indenture does not limit the amount of debt securities that we may issue under the existing senior indenture, and we may, without the consent of the holders of the notes, reopen this series of notes and issue additional notes under the existing senior indenture in addition to the $         million of notes authorized as of the date of this prospectus supplement on the same terms and conditions and with the same CUSIP number as the notes being offered hereby. The notes will be our direct, unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

The notes will be exclusively our obligations. Although we own a substantial portion of our consolidated assets ourselves, rather than through subsidiaries, a portion of our consolidated assets (amounting to approximately 22% of our total consolidated assets at June 30, 2012) are held by the operating company and other subsidiaries. Accordingly, our cash flow and our consequent ability to service debt, including the notes, are partially dependent on the earnings of our subsidiaries, and the notes will be effectively subordinated to all existing and future indebtedness, guarantees and other liabilities of those subsidiaries. Subject to the terms of the Amended and Restated Limited Liability Company Agreement dated as of November 18, 1997 and the Delaware Limited Liability Company Act, we, as the sole member of the operating company, have the exclusive right and power to manage the operating company. As of August 6, 2012, the operating company and our other subsidiaries had total long-term liabilities of $620 million consisting entirely of mortgage indebtedness. The operating company and other of our subsidiaries may also from time to time guarantee our other indebtedness. The notes are not guaranteed by any of our subsidiaries.

The notes will be effectively subordinated to any of our secured indebtedness with respect to any collateral pledged as security therefor. Although the covenants described herein under “Covenants, Discharge, Defeasance and Covenant Defeasance” and in the accompanying prospectus under “Description of Debt Securities—Certain

Covenants” and the financial covenants in the Amended and Restated Limited Liability Company Agreement will impose certain limitations on the incurrence of additional indebtedness, both we and our subsidiaries will retain the ability to incur substantial additional secured and unsecured indebtedness in the future.

The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The notes will be evidenced by a global note in book-entry form, except under the limited circumstances described in the accompanying prospectus under “Description of Debt Securities—Global Securities.” The global note will be registered in the name of Cede & Co., or in the name of another nominee of The Depository Trust Company, or DTC, as depositary for the notes.

The address of the “Corporate Trust Office” of the Trustee is 400 South Hope Street, Suite 400, Los Angeles, California 90071, Attention: Corporate Unit, and notices or demands to or upon us with respect to the notes and the existing senior indenture may be served at such Corporate Trust Office. In addition, Notices or demands to or upon us with respect to the notes and the existing senior indenture may be served and, in the event that notes are issued in definitive certificated form, notes may be surrendered for payment, registration of transfer or exchange, at the office or agency maintained by us for this purpose in the Borough of Manhattan, City of New York, currently an affiliated corporate trust office of the trustee, located at 101 Barclay Street, New York, N.Y. 10286, Attn: Corporate Trust Administration.

Interest and Maturity

The notes will mature on                     ,     . The notes are not subject to any sinking fund provisions.

The notes will bear interest at the rate per annum set forth on the cover page of this prospectus supplement from August     , 2012 or from the most recent date to which interest has been paid or duly provided for, payable semi-annually in arrears on each                      and                     , commencing                     , 2013, to the persons in whose names the notes are registered at the close of business on                      or                     , as the case may be, immediately prior to such interest payment dates, regardless of whether any such regular record date is a business day. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date, any redemption date, the maturity date or any other day on which the principal of or premium, if any, or interest on a note becomes due and payable falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date payment was due, and no interest shall accrue on the amount so payable for the period from and after the interest payment date, redemption date, maturity date or other date, as the case may be.

Redemption at Our Option

We may redeem the notes, in whole or from time to time in part, at our option prior to maturity. The redemption price for notes that are redeemed before              will be equal to the greater of:

•	100% of the principal amount of the notes to be redeemed, or

•

the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus              basis points;

plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date;

provided that, if the notes are redeemed on or after                     ,     , we may redeem the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date; and

provided, further, that installments of interest on the notes which are due and payable on an interest payment date falling on or prior to the relevant redemption date shall be payable to the holders of such notes, or one or more predecessor debt securities, registered as such at the close of business on the relevant regular record date according to their terms and the provisions of the existing senior indenture.

“Treasury Rate” means, with respect to any redemption date for the notes,

•

the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as “Statistical Release H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or

•

if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Independent Investment Banker” means J.P. Morgan Securities LLC or its successor, or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by us.

“Comparable Treasury Price” means with respect to any redemption date for the Notes (1) the average of four Reference Treasury Dealer Quotations as determined by the Company for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means (1) J.P. Morgan Securities LLC and a Primary Treasury Dealer (as defined herein) selected by Wells Fargo Securities, LLC or their successors and, (2) at our option, up to two other primary U.S. Government securities dealers in New York City (each, a “Primary Treasury Dealer”), provided, however, that if any of the foregoing shall cease to be a Primary Treasurer Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

We may exercise our redemption option by causing the trustee to mail (or otherwise transmit in accordance with DTC procedures) written notice of such redemption to the registered holders of the particular notes to be redeemed not less than 30 nor more than 60 calendar days prior to the date of redemption. If less than all the notes are to be redeemed at our option, the trustee shall select, in such manner as it shall deem fair and appropriate and in accordance with DTC procedures, the notes to be redeemed in whole or in part.

Unless we default in payment of the redemption price, on and after any redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Covenants, Discharge, Defeasance and Covenant Defeasance

Reference is made to the sections titled “Description of Debt Securities—Certain Covenants” and “Description of Debt Securities—Certain Definitions” in the accompanying prospectus for a description of certain covenants and related defined terms applicable to the notes. The existing senior indenture contains, among others, the following covenants:

Debt Service Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of that Debt and the application of the proceeds therefrom, and calculated on the assumption that:

•

the Debt and any other Debt, including, without limitation, Acquired Debt, incurred by us or any of our subsidiaries since the first day of the relevant four-quarter period had been incurred, and the application of the proceeds therefrom, including to repay or retire other Debt, had occurred, on the first day of the period;

•

the repayment or retirement of any of our other Debt or any other Debt of our subsidiaries since the first day of the relevant four-quarter period had occurred on the first day of the period, except that, in making the computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of that Debt during the relevant period; and

•

in the case of any acquisition or disposition by us or any of our subsidiaries of any asset or group of assets, in any such case with a fair market value, determined in good faith by our board of directors, in excess of $1 million, since the first day of the relevant four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, that acquisition or disposition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

If the Debt giving rise to the need to make the calculation listed above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on that Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire relevant four-quarter period had been the applicable rate for the entire period. (Section 1005).

Secured Debt Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, secured by any lien on any of our property or assets or any of the property or assets of our subsidiaries, whether owned on the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt on a pro forma basis, the aggregate principal amount, determined on a consolidated basis in accordance with generally accepted accounting principles, of all of our outstanding Debt and all outstanding Debt of our subsidiaries which is secured by any lien on our property or assets or any lien on property or assets of our subsidiaries is greater than 40% of the sum of, without duplication:

•	our Total Assets and the Total Assets of our subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent those proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any of our subsidiaries since the end of the relevant fiscal quarter, including the proceeds obtained from the incurrence of that additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1006).

Maintenance of Total Unencumbered Assets. We will, and will cause our subsidiaries to, have at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all of our outstanding Unsecured Debt and the outstanding Unsecured Debt of our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1007).

With regard to notes issued in this offering and not any other notes previously issued under the existing senior indenture, the subsection titled “—Aggregate Debt Test” and the definition of “Total Unencumbered Assets” are replaced in their entirety with the following:

“Aggregate Debt Test.” We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, if, immediately after giving effect to the incurrence of that Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all of our outstanding Debt and all of the outstanding Debt of our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, is greater than 65% of the sum of, without duplication:

•	the Total Assets of us and our subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any of our subsidiaries since the end of that fiscal quarter, including the proceeds obtained from the incurrence of that additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1004).

“Total Unencumbered Assets” means the sum of, without duplication, those Undepreciated Real Estate Assets which are not subject to a lien securing Debt and all other assets, excluding accounts receivable and intangibles, of ours and our subsidiaries not subject to a lien securing Debt, all determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that all investments by us and our Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

In addition, the discharge, defeasance and covenant defeasance provisions of the existing senior indenture described under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes. Such covenant defeasance will be applicable with respect to the covenants described in the accompanying prospectus under “Description of Debt Securities—Certain Covenants,” as modified by the preceding paragraph (except that we shall remain subject to the covenant to preserve and keep in full force and effect our corporate existence, except as permitted as described under “Description of Debt Securities—Merger, Consolidation or Sale” in the accompanying prospectus).

Except as described under “Description of Debt Securities—Certain Covenants” and “Description of Debt Securities—Merger, Consolidation or Sale” in the accompanying prospectus, the existing senior indenture does not contain any provisions that would afford holders of the notes protection in the event of:

•	a highly leveraged or similar transaction involving ourselves;

•	a change of control or a change in our management; or

•	a reorganization, restructuring, merger or similar transaction involving ourselves that may adversely affect the holders of the notes.

In addition, subject to the limitations set forth under “Description of Debt Securities—Merger, Consolidation or Sale” in the accompanying prospectus, we may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our indebtedness, including the notes.

We have no present intention of engaging in a highly leveraged or similar transaction involving ourselves. Furthermore, certain restrictions on ownership and transfers of our capital stock designed to preserve our status as a real estate investment trust may act to prevent or hinder any such transaction or change of control. In addition, a highly leveraged or similar transaction may violate the terms of our outstanding debt instruments and permit the lenders to declare all borrowings thereunder to be due and payable immediately, which would likely have a material adverse effect on us. See “Risk Factors—Risks Due to Real Estate Financing” in our most recent annual report on Form 10-K which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “United States Federal Income Tax Considerations” beginning on page 39 of the accompanying prospectus. This summary is for general information only and is not tax advice.

The following discussion should be inserted after the discussions under the heading “United States Federal Income Tax Considerations—Taxation of the Company” in the accompanying prospectus.

Proposed Treasury Regulations Regarding Certain Asset Dispositions

If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is less than the fair market value of the asset, in each case determined at the time we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then as described in the accompanying prospectus under the heading “—Taxation of the Company—General,” we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation refrains from making an election to recognize gain with respect to its disposition of the asset under existing Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

The IRS has issued Proposed Treasury Regulations which would exclude from the application of this built-in gains tax any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code. These Proposed Treasury Regulations will not be effective unless they are issued in final form, and as of the date of this Fourth Supplement, it is not possible to determine whether the Proposed Treasury Regulations will be finalized in their current form or at all.

The following discussion supersedes the first three paragraphs in the discussion under the heading “United States Federal Income Tax Considerations—Taxation of the Company—Distribution Requirements” in the accompanying prospectus.

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of specified items of our non-cash income over 5% of our “REIT taxable income” as described below.

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveling of stepped rents, original issue discount, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

Also, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the ten-year period following our acquisition of such asset. See “Proposed Treasury Regulations Regarding Certain Asset Dispositions” above.

The following discussion should replace, in its entirety, the discussion under the heading “Tax Rates” in the accompanying prospectus.

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is generally 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 15%. However, dividends payable by REITs are not eligible for the 15% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as “capital gain dividends.” For taxable years beginning after December 31, 2012, the 15% the capital gains tax rate is currently scheduled to increase to 20% and the rate applicable to dividends will increase to the tax rate then applicable to ordinary income. In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

In addition, certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends, interest on and capital gains from the sale or other disposition of stock or debt obligations for taxable years beginning after December 31, 2012. U.S. holders should consult their tax advisors regarding the effect, if any, of these additional taxes on their ownership and disposition of our capital stock or debt securities.

The following discussion should replace, in its entirety, the discussion under the heading “New Legislation Relating to Foreign Accounts” in the accompanying prospectus.

Foreign Accounts

A 30% withholding tax may be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, our capital stock or debt securities paid to a “foreign financial institution” or to a “non-financial foreign entity” (in each case, as specially defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Although these rules currently apply to applicable payments made after December 31, 2012 (other than payments made on certain debt securities discussed below), the IRS has issued Proposed Treasury Regulations providing that the withholding provisions described above will generally apply only to payments of dividends or interest made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of stock or debt securities on or after January 1, 2015. In addition, although these rules currently would not apply to debt securities outstanding on March 18, 2012, the Proposed Treasury Regulations indicate that the rules would not apply to debt securities outstanding on January 1, 2013.

The Proposed Treasury Regulations described above will not be effective until they are issued in their final form, and as of the date of this prospectus supplement, it is not possible to determine whether the proposed regulations will be finalized in their current form or at all. Prospective investors should consult their tax advisors regarding these withholding provisions.

UNDERWRITING

We and the underwriters for the offering named below, for whom J.P. Morgan Securities LLC, RBS Securities Inc. and Wells Fargo Securities, LLC are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally, and not jointly, agreed to purchase the amount of notes indicated in the following table.

Underwriters	Principal Amount of Notes
J.P. Morgan Securities LLC	$
RBS Securities Inc.	$
Wells Fargo Securities, LLC	$

Total	$

The underwriters are committed to take and pay for all of the notes being offered, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to     % of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to     % of the principal amount of the notes. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We have agreed that we will not offer or sell any United States dollar-denominated debt securities issued or guaranteed by us having a term of more than one year for a period of 30 days after the date of this prospectus supplement without the prior written consent of J.P. Morgan Securities LLC, RBS Securities Inc. and Wells Fargo Securities, LLC.

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $500,000.

Conflicts of Interest

Affiliates of certain of the underwriters, including J.P. Morgan Securities LLC, RBS Securities Inc. and Wells Fargo Securities, LLC, are lenders under our $750 million unsecured credit facility and will receive their pro rata portions of any amounts repaid under our $750 million unsecured credit facility. Additionally, one or more of the underwriters or their affiliates may be holders of our 6.75% Series D Cumulative Redeemable Preferred Stock and may receive net proceeds of this offering to the extent net proceeds from this offering are used to redeem such preferred stock. Certain of the underwriters may receive more than five percent of the net offering proceeds from this offering. Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because, as a REIT, we are excluded from that requirement.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

J.P. Morgan Securities LLC, RBS Securities Inc. and Wells Fargo Securities, LLC are joint lead arrangers and joint book runners under our unsecured credit facility. Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, is administrative agent and a lender and JPMorgan Chase Bank, an affiliate of J.P. Morgan Securities LLC, is a documentation agent and a lender under this facility.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We expect that the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the 5th business day following the date of this prospectus supplement (the settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise at the time of the trade. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own adviser.

VALIDITY OF THE SECURITIES

Latham & Watkins LLP, San Francisco, California will pass upon certain legal matters relating to our issuance and sale of the notes, including certain of the legal matters described in the accompanying prospectus under “United States Federal Income Tax Considerations” as supplemented by the information set forth in this prospectus supplement under “Supplemental United States Federal Income Tax Considerations.” Certain other legal matters relating to Maryland law will be passed upon by Ballard Spahr LLP, Baltimore, Maryland, our Maryland counsel. Milbank, Tweed, Hadley & McCloy LLP, New York, New York will pass upon certain legal matters for the underwriters.

PROSPECTUS

BRE PROPERTIES, INC.

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

We may, from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	our secured or unsecured debt securities;

•	shares of our preferred stock, par value $0.01 per share;

•	shares of our common stock, par value $0.01 per share;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts; or

•	warrants to purchase debt securities, shares of our common stock or preferred stock or depositary shares.

This prospectus also covers delayed delivery contracts that may be issued by the registrant under which the counterparty may be required to purchase debt securities, common stock, preferred stock, depositary shares or warrants to purchase debt securities, common stock, preferred stock or depositary shares. Delayed delivery contracts may be issued together with the specific securities to which they relate. In addition, securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

We refer to the debt securities, common stock, preferred stock, depositary shares and warrants registered hereunder collectively as the “securities” in this prospectus. We will offer our securities in amounts, at prices and on terms determined at the time of the offering of any such security.

The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of our debt securities, the specific title, aggregate principal amount, currency, form (which may be certificated or global), authorized denominations, maturity, rate (or manner of calculating the rate) and time of payment of interest, terms for redemption at our option or repayment at the holder’s option, terms for sinking payments, terms for conversion into shares of our common stock or preferred stock, covenants, and any public offering price; (ii) in the case of our preferred stock, the specific title and any dividend, liquidation, redemption, conversion, voting and other rights and any public offering price; (iii) in the case of our common stock, any public offering price; (iv) in the case of depositary shares, the fractional share of preferred stock represented by each such depositary share; and (v) in the case of warrants, the duration, offering price, exercise price and detachability. In addition, because we are organized and conduct our operations so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes, the specific terms of any securities may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of our company as a REIT.

The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. These securities also may be resold by securityholders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling securityholders in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is traded on the New York Stock Exchange under the symbol “BRE.” On November 4, 2010, the last reported sale price for our common stock on the NYSE was $45.34 per share.

See “Risk Factors” beginning on page 1 for a discussion of material risks that you should consider before you invest in our securities being sold with this prospectus and the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2010.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or a prospectus supplement is delivered or securities are sold on a later date.

i

BRE PROPERTIES, INC.

We are a self-administered equity real estate investment trust, or “REIT,” focused on the acquisition, development and management of multifamily apartment communities in the Western United States. At September 30, 2010, our portfolio had real estate assets with a net book value of approximately $3.1 billion that included 76 wholly or majority-owned apartment communities, aggregating 21,622 units; 13 multifamily communities owned in joint ventures, comprised of 4,080 apartment units; and five wholly or majority-owned apartment communities in various stages of construction and development, totaling 1,576 units. We earn revenue and generate cash primarily by collecting monthly rent from our apartment residents.

We have been a publicly traded company since our founding in 1970 and have paid 160 consecutive quarterly dividends to our shareholders since inception. Our principal executive offices are located at 525 Market Street, 4th Floor, San Francisco, California 94105 and our telephone number is (415)  445-6530.

RISK FACTORS

Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and the accompanying prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act. For more information, see the section entitled “Incorporation by Reference.”

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, we may from time to time sell any combination of debt securities, preferred stock, common stock, depositary shares or warrants described in this prospectus in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of our securities from time to time. This prospectus provides a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder sells securities, we or the selling security holder will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We or any selling security holder may offer the securities directly, through agents, or to or through underwriters. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

FORWARD-LOOKING STATEMENTS

In addition to historical information, we have made forward-looking statements in this prospectus and the documents incorporated by reference within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those pertaining to, among other things, anticipated closings of transactions, uses of proceeds, our capital resources, financial liquidity, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and should not be relied upon as predictions of future events and there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology, or by discussions of strategy, plans or intentions. Forward-looking statements are based on assumptions, data or methods that may be incorrect or imprecise or incapable of being realized.

The factors that could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements include those set forth in the risk factors incorporated by reference in this prospectus and the accompanying prospectus supplement and from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and the accompanying prospectus supplement. You are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis only. We assume no obligation to update forward-looking statements.

AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy these reports, proxy statements and other information at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the Securities and Exchange Commission at prescribed rates. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Securities and Exchange Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission (http://www.sec.gov). Our filings with the Securities and Exchange Commission and other information about us may also be obtained from our web site at www.breproperties.com, although the information on our web site does not constitute a part of this prospectus or the accompanying prospectus supplement, and we are not incorporating such information into this prospectus or the accompanying prospectus supplement.

This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities we may offer under this prospectus. As permitted by the Securities and Exchange Commission’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to or incorporated by reference in the registration statement, each statement being qualified in all respects by that reference.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or in the accompanying prospectus supplement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2010 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2010;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2010;

•	Item 8.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 2010;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2010;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on March 31, 2010;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2010;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2010;

•	Item 8.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2010;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2010;

•	Item 5.02 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2010;

•	Item 8.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2010;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2010;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2010;

•	Current Report on Form 8-K filed with the Securities and Exchange Commission on October 14, 2010;

•	Item 8.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2010;

•	the description of our Common Stock contained in our Registration Statement on Form 8-B (File No. 001-14306), filed with the Securities and Exchange Commission on March 7, 1996;

•

the description of our 6.75% Series C Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-14306), filed with the Securities and Exchange Commission on March 1, 2004; and

•

the description of our 6.75% Series D Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-14306), filed with the Securities and Exchange Commission on December 8, 2004.

We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus (but excluding any documents or portions of documents which are deemed “furnished” and not filed with the Securities and Exchange Commission). Information included or incorporated by reference in this prospectus and the accompanying prospectus supplement shall be deemed automatically updated and superseded if information contained in any document we subsequently file with the Securities and Exchange Commission modifies or replaces the information included or incorporated by reference in this prospectus or in the accompanying prospectus supplement.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus and the accompanying prospectus supplement. To receive a free copy of any of the documents incorporated by reference in this prospectus and the accompanying prospectus supplement, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to BRE Properties, Inc., Attention: Investor Relations, 525 Market Street, 4th Floor, San Francisco, California 94105-2712 (telephone (415) 445-6530).

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following tables set forth our ratios of earnings to fixed charges and our ratios of earnings to fixed charges and preferred stock dividends for the periods indicated:

Ratios of Earnings to Fixed Charges

Fiscal Year Ended December 31,					Nine Months Ended September 30, 2010
2005	2006	2007	2008	2009
1.2	1.4	1.2	1.3	1.2	1.2x

Our ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. Earnings consist of our net income before gains (losses) on sales of investments in rental properties and minority interests in income plus provision for unusual charges and fixed charges, excluding capitalized interest and preferred stock dividends. Fixed charges consist of interest payments and rental payments.

Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

Fiscal Year Ended December 31,					Nine Months Ended September 30, 2010
2005	2006	2007	2008	2009
1.0	1.2	1.0	1.1	1.1	1.1x

Our ratios of earnings to combined fixed charges and preferred stock dividends are computed by dividing earnings by fixed charges and preferred stock dividends. Earnings consist of our net income before gains (losses) on sales of investment in rental properties and minority interests in income plus provision for unusual charges and fixed charges, excluding capitalized interest and preferred stock dividends. Fixed charges consist of interest payments and rental payments.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment of debt, redemption of securities, investing in additional multifamily apartment communities, funding development activities, capital expenditures and increasing our working capital. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing securities or to temporarily reduce borrowings under revolving credit facilities. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

GENERAL DESCRIPTION OF SECURITIES

We may, from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	our secured or unsecured debt securities;

•	shares of our preferred stock, par value $0.01 per share;

•	shares of our common stock, par value $0.01 per share;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts; or

•	warrants to purchase debt securities, shares of our common stock or preferred stock or depositary shares.

We may issue the debt securities as exchangeable for and/or convertible into shares of common stock, preferred stock and/or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock, or other securities. The debt securities, preferred stock, common stock, depositary shares and warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following descriptions of the debt securities and the indenture will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement and in a supplement to the indenture, a board resolution or an officers’ certificate delivered pursuant to the indenture. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may offer under this prospectus secured or unsecured debt securities, which, unless we provide otherwise in the applicable prospectus supplement, will be senior debt securities.

Unless we provide otherwise in the applicable prospectus supplement, the debt securities are our obligations exclusively. Because a significant portion of our operations is conducted through our subsidiaries, our cash flow and consequent ability to service our debt, including the debt securities, are partially dependent on the earnings of our subsidiaries, and the debt securities will be effectively subordinated to all existing and future indebtedness, guarantees and other liabilities of our subsidiaries. Although our existing indenture with The Bank of New York Mellon Trust Company, National Association (f/k/a The Bank of New York Trust Company, National Association), discussed below, imposes limitations on the incurrence of additional indebtedness, we and our subsidiaries will retain the ability to incur substantial additional indebtedness.

The debt securities will be issued under the indenture, as amended or supplemented from time to time, between us and The Bank of New York Mellon Trust Company, National Association (f/k/a The Bank of New York Trust Company, National Association, as successor in interest to JP Morgan Chase & Co., successor in interest to Chase Manhattan Bank and Trust Company, National Association), filed as an exhibit to the registration statement of which this prospectus is a part and referred to herein as the “indenture.” The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The descriptions of the debt securities and the indenture set forth in this prospectus and in any prospectus supplement do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture and forms of debt securities, which have been or will be filed as exhibits to the registration statement of which this prospectus is a part or incorporated by referenced by a Current Report on Form 8-K. In the summary below, we have included parenthetical cross-references to the section numbers of the indenture so that you can easily locate these provisions.

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.”

General

The debt securities will be our direct, secured or unsecured obligations. Unless otherwise provided in the applicable prospectus supplement, the debt securities issued under the indenture may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in one or more indentures supplemental to the indenture. The terms of any debt securities within any series may differ from the terms of any other debt securities in that series. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of the series, for issuances of additional debt securities of the series. (Section 301). The trustee under the indenture may resign or be removed with respect to one or more series of debt securities issued under the indenture, and a successor trustee may be appointed to act with respect to that series.

Reference is made to each prospectus supplement for the specific terms of the series of debt securities being offered by that prospectus supplement, including:

(1) the title of the debt securities of the series which will distinguish the debt securities of such series from all other series of debt securities;

(2) any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

(3) the date or dates, or the method for determining the date or dates, on which the principal of the debt securities of the series will be payable;

(4) the rate or rates at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

(5) the date or dates from which interest will accrue, or the method for determining the date or dates, the interest payment dates on which the interest will be payable, the regular record dates, if any, for the interest payable on any registered debt security on any interest payment dates, or the method by which such dates will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(6) the place or places, if any, other than or in addition to the Borough of Manhattan, the City of New York, where the principal of, and premium, if any, interest, if any, on, and additional amounts, if any, payable in respect of the debt securities of the series will be payable, any registered debt securities of the series may be surrendered for registration of transfer, exchange or, if applicable, conversion, and notices or demands to or upon us in respect of the debt securities of the series and the indenture may be served;

(7) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have an option;

(8) our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities of the series will be redeemed, repaid or purchased, in whole or in part, pursuant to any obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any registered debt securities of the series will be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any bearer debt securities of the series will be issuable;

(10) if other than the trustee, the identity of each security registrar and/or paying agent;

(11) if other than 100% of the principal amount thereof, the portion of the principal amount of the debt securities of the series payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of the debt securities of the series which is convertible, in accordance with the provisions of the indenture, or the method by which the portion shall be determined;

(12) if other than United States dollars, the foreign currency or foreign currencies in which payment of the principal of, and premium, if any, or interest or additional amounts, if any, on the debt securities of the series are payable or denominated;

(13) whether the amount of payments of principal of, and premium, if any, or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, which index, formula or method may be based, without limitation, on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices, and the manner in which the amounts shall be determined;

(14) whether the principal of, and premium, if any, or interest or additional amounts, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, an election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

(15) provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of events as may be specified;

(16) any deletions from, modifications of, or additions to the events of default or our covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in the indenture;

(17) whether debt securities of the series are to be issuable as registered debt securities, bearer debt securities, with or without coupons, or both, any restrictions applicable to the offer, sale or delivery of bearer debt securities and the terms upon which bearer debt securities of the series may be exchanged for registered debt securities of the series and vice versa, if permitted by applicable laws and regulations;

(18) whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any permanent global debt security may exchange their interests for definitive debt securities of the same series and of like tenor of any authorized form and denomination and the circumstances under which any of these exchanges may occur, if other than in the manner provided in certain provisions of the indenture, and, if registered debt securities of the series are to be issuable as a global debt security, the identity of the initial depository for that series;

(19) the date as of which any bearer debt securities of the series and any temporary global debt security representing outstanding debt securities of the series will be dated if other than the date of original issuance of the first debt security of the series to be issued;

(20) the person to whom any interest on any registered debt security of the series will be payable, if other than the person in whose name that debt security, or one or more predecessor debt securities, is registered at the close of business on the regular record date for that interest, the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid if other than in the manner otherwise provided;

(21) the applicability, if any, of the defeasance and discharge and covenant defeasance provisions of the indenture and any provisions in modification of, in addition to or in lieu of those provisions;

(22) if the debt securities of the series are to be issuable in definitive form, whether upon original issue or upon exchange of a temporary debt security of that series, only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of those certificates, documents or conditions;

(23) whether and under what circumstances we will pay additional amounts on the debt securities of the series to any holder who is not a United States person, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of any such option;

(24) our obligation, if any, to permit the conversion of the debt securities of the series into our common shares or preferred shares or into other securities or property, as the case may be, and the terms and conditions upon which the conversion will be effected, which may include, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of the shares for purposes of conversion; and

(25) any other terms of the series and any deletions from or modifications or additions to the indenture in respect of the debt securities, whether or not consistent with the other provisions of the indenture.

The debt securities may be original issue discount securities. A debt security will have original issue discount if, among other things, the issue price of such security is less than its stated principal amount at maturity. Any material United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Except as set forth below under the captions “Certain Covenants—Aggregate Debt Test,” “—Debt Service Test,” “—Secured Debt Test” and “—Maintenance of Total Unencumbered Assets,” the indenture does not contain any provision that would limit our ability to incur indebtedness or that will afford holders of debt securities protection in a highly leveraged or similar action or in the event of a change of control. However, certain restrictions on ownership and transfers of our equity securities designed to preserve our status as a REIT may act to prevent or hinder a change of control.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the registered debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000. The bearer debt securities of the series, other than bearer debt securities issued in global form, will be issuable in denominations of $5,000. (Section 302).

Unless otherwise specified in the applicable prospectus supplement, the principal of, and premium, if any, and interest, if any, and additional amounts, if any, on any series of debt securities will be payable at the office or agency maintained by us for that purpose; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled to payment as it appears in the security register or by transfer of funds to that person at an account maintained within the United States. (Sections 301, 305, 306, 307 and 1002).

Unless otherwise described in the applicable prospectus supplement, all payments of principal of, and premium, if any, and interest, if any, on any debt security that are payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

Any defaulted interest—interest not punctually paid or duly provided for on any interest payment date with respect to a debt security—will cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which will be given to the holder of the debt security not more than 15 days and not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture. (Section 307).

Subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, and of a like aggregate principal amount and tenor, in any authorized denominations upon surrender of the debt securities at the office or agency maintained by us for that purpose. In addition, subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, if applicable, or registration of transfer thereof at the office or agency maintained by us for that purpose. Every debt security surrendered for conversion, if applicable, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a registration of transfer or exchange. (Section 305).

If the applicable prospectus supplement refers to any transfer agent initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002).

Neither we nor any trustee will be required:

•

to issue, register the transfer of or exchange debt securities of any series if the debt securities may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of debt securities of that series to be redeemed and ending at the close of business on:

•	the day of the mailing of the relevant notice of redemption, if the debt securities are issuable only in registered form; or

•

the day of the first publication of the relevant notice of redemption, if the debt securities are issuable in bearer form, or the day of mailing of the relevant notice of redemption, if the debt securities are also issuable in registered form and there is no publication;

•	to register the transfer of or exchange any debt security in registered form, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

•	to exchange any debt security in bearer form so selected for redemption except in exchange for a debt security in registered form which is simultaneously surrendered for redemption; or

•

to issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid. (Section 305).

Merger, Consolidation or Sale

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of our assets to, or merge with or into, any other person, unless:

•

either we shall be the continuing corporation, or the successor person, if other than us, formed by or resulting from any consolidation or merger or which shall have received the transfer of all or substantially all of our assets is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by supplemental indenture executed by the successor corporation and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and all additional amounts, if any, payable in respect of all of the outstanding debt securities issued under the indenture and the due and punctual performance and observance of all of the other covenants and conditions contained in the outstanding debt securities and the indenture to be performed or observed by us;

•

immediately after giving effect to the transaction and treating any Debt, including Acquired Debt, which becomes our obligation or an obligation of any of our subsidiaries as a result thereof as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	an officers’ certificate and legal opinion concerning the conditions precedent will be delivered to the trustee.

In the event that we are not the continuing corporation, then, for purposes of the second bullet point above, the references to us shall be deemed to refer to the successor corporation. (Sections 801 and 803).

Upon any merger, consolidation, sale, assignment, transfer, lease or conveyance in which we are not the continuing corporation, the successor corporation formed by the consolidation or into which we are merged or to which the sale, assignment, transfer, lease or other conveyance is made shall succeed to us, and be substituted for us, and may exercise all of our rights and powers under the indenture with the same effect as if the successor corporation had been named as the “Company” under the indenture and thereafter, except in the case of a lease, we shall be released from our obligations under the indenture and the debt securities. (Section 802).

Certain Covenants

Unless otherwise provided in the applicable prospectus supplement, the indenture contains the following covenants:

Aggregate Debt Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, if, immediately after giving effect to the incurrence of that Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all of our outstanding Debt and all of the outstanding Debt of our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, is greater than 60% of the sum of, without duplication:

•	our Total Assets and the Total Assets of our subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any of our subsidiaries since the end of that fiscal quarter, including the proceeds obtained from the incurrence of that additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1004).

Debt Service Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of that Debt and the application of the proceeds therefrom, and calculated on the assumption that:

•

the Debt and any other Debt, including, without limitation, Acquired Debt, incurred by us or any of our subsidiaries since the first day of the relevant four-quarter period had been incurred, and the application of the proceeds therefrom, including to repay or retire other Debt, had occurred, on the first day of the period;

•

the repayment or retirement of any of our other Debt or any other Debt of our subsidiaries since the first day of the relevant four-quarter period had occurred on the first day of the period, except that, in making the computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of that Debt during the relevant period; and

•

in the case of any acquisition or disposition by us or any of our subsidiaries of any asset or group of assets, in any such case with a fair market value, determined in good faith by our board of directors, in excess of $1 million, since the first day of the relevant four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, that acquisition or disposition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

If the Debt giving rise to the need to make the calculation listed above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the

Annual Debt Service Charge, the interest rate on that Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire relevant four-quarter period had been the applicable rate for the entire period. (Section 1005).

Secured Debt Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, secured by any lien on any of our property or assets or any of the property or assets of our subsidiaries, whether owned on the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt on a pro forma basis, the aggregate principal amount, determined on a consolidated basis in accordance with generally accepted accounting principles, of all of our outstanding Debt and all outstanding Debt of our subsidiaries which is secured by any lien on our property or assets or any lien on property or assets of our subsidiaries is greater than 40% of the sum of, without duplication:

•	our Total Assets and the Total Assets of our subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent those proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any of our subsidiaries since the end of the relevant fiscal quarter, including the proceeds obtained from the incurrence of that additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1006).

Maintenance of Total Unencumbered Assets. We will, and will cause our subsidiaries to, have at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all of our outstanding Unsecured Debt and the outstanding Unsecured Debt of our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1007).

Existence. Except as permitted under the provisions of the indenture described in “—Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights, charter and statutory, and franchises; provided, however, that we will not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities outstanding under the indenture. (Section 1008).

Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection with our properties may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing of for value our or their properties, respectively, in the ordinary course of business. (Section 1009).

Insurance. Unless otherwise provided in the applicable prospectus supplement, the indenture requires us to, and to cause each of our subsidiaries to, keep in force upon all of our properties and operations policies of insurance carried with responsible companies in amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability. (Section 1010).

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before they become delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon any of our income, profits or property or the income, profits or property of any subsidiary; and

•

all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary, provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. (Section 1011).

Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act, for so long as any debt securities are outstanding, we will, to the extent permitted under the Securities Exchange Act, file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) if we were so subject, on or prior to the respective dates by which we would have been required to file those documents. We will also in any event:

•

transmit by mail to all holders of debt securities, as their names and addresses appear in the relevant security register, without cost to the holders and within 15 days after each required filing date, copies of the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to these sections; and

•

file with the trustee, within 15 days after each required filing date, copies of the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to these sections.

Provided, however, that if filing these documents with the Securities and Exchange Commission is not permitted under the Securities Exchange Act, we will supply copies of these documents to any prospective holder of debt securities under the indenture promptly upon written request and payment of the reasonable cost of duplication and delivery. (Section 1012).

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

•	default for 30 days in the payment of any interest on, or any additional amounts payable in respect of any interest on, any debt security of the series or of any coupon appertaining thereto;

•

default in the payment of any principal of or premium, if any, on, or any additional amounts payable in respect of any principal of or premium, if any, on, any debt security of the series at its maturity;

•	default in making any sinking fund payment as required for any debt security of the series;

•

default in the performance, or breach, of any other covenant or warranty contained in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than the series, continued for 60 days after written notice as provided in the indenture;

•

default under any bond, note, debenture or other evidence of indebtedness of ours or any of our subsidiaries, including an event of default with respect to any other series of debt securities, or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of ours or any of our subsidiaries which results in the acceleration of such indebtedness in an aggregate principal amount exceeding $20,000,000 or which constitutes a failure to pay at maturity or other scheduled payment date (after expiration of any applicable grace period) such indebtedness in an aggregate principal amount exceeding $20,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after notice to us by the trustee or to us and the trustee by the holders of at least 10% in aggregate principal amount of the outstanding debt securities of the series;

•	certain events of bankruptcy, insolvency or reorganization with respect to us or of any significant subsidiary; and

•	any other event of default provided with respect to that series of debt securities. (Section 501).

The term “significant subsidiary” means any subsidiary of ours which is a significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act as in effect on January 1, 1996).

If an event of default under the indenture with respect to debt securities of any series issued thereunder at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal, or, if the debt securities of that series are original issue discount securities or indexed securities, a portion of the principal as may be specified in the terms thereof, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to debt securities of the series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of the series may rescind, by written notice to us, and annul the declaration and its consequences if:

•

we shall have paid or deposited with the trustee a sum sufficient to pay in the currency, currency unit or composite currency in which the debt securities of the series are payable, except as may be otherwise specified pursuant to the applicable supplemental indenture, including the principal of, and premium, if any, interest, if any, and additional amounts, if any, on the debt securities of the series, other than amounts which have become due and payable as a result of the acceleration, plus certain fees, expenses, disbursements and advances of the trustee; and

•

all events of default with respect to the debt securities, other than the nonpayment of the principal of, or premium, if any, or interest on the debt securities of the series which have become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture. (Section 502).

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of the series and any related coupons waive any past default with respect to the series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on or additional amounts, if any, payable in respect of any debt security of the series; or

•

in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the modification or amendment. (Section 513).

Unless otherwise provided in the applicable prospectus supplement, the indenture requires the trustee to give notice to the holders of debt securities issued thereunder within 90 days of a default under the indenture known to the trustee, unless that default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series, except a default in the payment of the principal of, or premium, if any, or interest on, or any additional amounts, if any, payable in respect of any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series, if a responsible officer of the trustee determines the withholding to be in the interest of the holders. (Section 601).

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that no holder of debt securities of any series issued thereunder or any related coupon may institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of the failure of the trustee, for 60 days, to act after it has received notice of a continuing event of default and a written request to institute proceedings in respect of the event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of reasonable indemnity, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series. (Section 507). Neither this provision nor any other provision in the indenture will prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on or any additional amounts in respect of the debt securities held by that holder at the respective due dates thereof. (Section 508).

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that, subject to provisions of the indenture relating to its duties in case of default, the trustee thereunder is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders shall have offered to the trustee thereunder security or indemnity reasonably satisfactory to the trustee against costs, expenses and liabilities which might be incurred by it in compliance with the request or direction. (Section 602). Unless otherwise provided in the applicable prospectus supplement, the holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, a trustee may take any other action deemed proper by it which is not inconsistent with the direction or may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the series not joining in the action. (Section 512).

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several of our specified officers, stating whether or not the officer has knowledge of any noncompliance with all conditions and covenants under the indenture and, if so, specifying the noncompliance and the nature and status thereof. (Section 1014).

Modification of the Indenture

Modifications and amendments of the indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued thereunder which are affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each such debt security affected by the modification or amendment:

•

change the stated maturity of the principal of, or premium, if any, on or any installment of principal of, or premium, if any, or interest, if any, on, or additional amounts, if any, with respect to, any debt security; or

•

reduce the principal amount thereof or the rate or amount of interest thereon or any additional amounts payable in respect thereof, or any premium payable thereon, or change any of our obligations to pay additional amounts pursuant to the indenture, or reduce the amount of the principal of an original issue discount debt security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or adversely affect any right of the holder of any debt security to repayment of the debt security at the holder’s option; or

•

change any place of payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any debt security or any premium or interest thereon or any additional amounts in respect thereof is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of holder, on or after the repayment date, as the case may be; or

•

reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such reduction, or the consent of whose holders is required for any waiver with respect to such series, of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences, provided for in the indenture, or reduce the requirements for quorum or voting specified in the indenture; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or covenants, except to increase the percentage required to effect the action or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification; or

•

make any change that adversely affects the right, if any, to convert or exchange any debt security for common shares, preferred shares or other securities or property in accordance with its terms. (Section 902).

The indenture provides that the holders of at least a majority in principal amount of all outstanding debt securities of any series issued thereunder have the right to waive our compliance with certain covenants and conditions in the indenture applicable to the series, including those described in the section of this prospectus captioned “Description of Debt Securities—Certain Covenants,” but no such waiver will extend to or affect the covenant or condition except to the extent so expressly waived, and, until the waiver will become effective, our obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect. (Section 1013).

Modifications and amendments of the indenture may be made by us and the trustee without the consent of any holder of debt securities issued thereunder for any of the following purposes:

•	to evidence the succession of another person to us and the assumption by any such successor of our covenants under the indenture and the debt securities issued under the indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•

to add to or change any of the provisions of the indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer debt securities, to permit bearer debt securities to be issued in exchange for registered debt securities, to permit bearer debt securities to be issued in exchange for bearer debt securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form, provided that any such action will not adversely affect the interests of the holders of debt securities of any series or any related coupons in any material respect;

•

to change or eliminate any of the provisions of the indenture, provided that no such change or elimination will become effective with respect to the outstanding debt securities of any series issued hereunder which were first issued prior to the date of the change or elimination and which are entitled to the benefit of the provision;

•	to secure the debt securities issued thereunder;

•

to establish the form or terms of debt securities of any series issued thereunder and any related coupons as permitted by the indenture, including the provisions and procedures, if applicable, for the conversion of the debt securities into common shares or preferred shares;

•

to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture, provided the action shall not adversely affect the interests of the holders of outstanding debt securities of any series or any related coupons in any material respect; or

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the discharge, defeasance or covenant defeasance, as the case may be, of any series of debt securities pursuant to the indenture; provided that any such action will not adversely affect the interests of the holders of debt securities of the series and any related coupons or any other series of debt securities in any material respect. (Section 901).

Unless otherwise provided in the applicable prospectus supplement, the indenture will provides that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of the debt securities for quorum purposes:

•

the principal amount of an original issue discount debt security that may be counted in making the determination or calculation and that will be deemed to be outstanding for that purpose will be equal to the amount of principal thereof that would be, or will have been declared to be, due and payable, at the time of the determination, upon a declaration of acceleration of the maturity thereof;

•

the principal amount of any debt security denominated in a foreign currency that may be counted in making the determination or calculation and that will be deemed outstanding for that purpose will be equal to the United States dollar equivalent, determined pursuant to the indenture as of the date the debt security is originally issued by us, of the principal amount, or, in the case of an original issue discount debt security, the dollar equivalent as of such date of original issuance of the amount determined as provided in the first bullet point above of the debt security;

•

the principal amount of any indexed debt security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of the indexed debt security at original issuance, unless otherwise provided with respect to the debt security pursuant to the indenture; and

•

debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of such other obligor will be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the trustee knows to be so owned will be so disregarded. (Section 101).

The indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder. (Section 1501). The following provisions apply unless otherwise provided in the applicable prospectus supplement. A meeting may be called at any time by the trustee and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of the series, in any such case upon written notice given as provided in the indenture. (Section 1502). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, whether or not present or represented at the meeting. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum. (Section 1504).

Notwithstanding the provisions described above, unless otherwise provided in the applicable prospectus supplement, the indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the request, demand, authorization, direction, notice, consent, waiver or other action, or by the holders of a specified percentage in principal amount of the outstanding debt securities of the series and one or more additional series,

•	there shall be no minimum quorum requirement for the meeting; and

•

the principal amount of the outstanding debt securities of the series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether any request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture. (Section 1504).

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our request, the indenture shall cease to be of further effect with respect to any specified series of debt securities issued thereunder, except as to certain limited provisions of the indenture which shall survive, when either all debt securities of the series have been delivered to the trustee for cancellation, subject to certain exceptions, or all debt securities of the series have become due and payable or will become due and payable at their stated maturity within one year, or, if redeemable, are scheduled for redemption within one year, and we have irrevocably deposited with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities and any coupons appertaining thereto are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and premium, if any, and interest to the date of such deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that we may elect with respect to any series of debt securities issued thereunder either:

•

to defease and be discharged from any and all obligations with respect to the outstanding debt securities, except, among other things, for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) (“defeasance”) (Section 1402); or

•

to be released from our obligations with respect to the debt securities under the applicable covenants described above under the caption “Certain Covenants,” except that we will remain subject to the covenant to preserve and keep in full force and effect our corporate existence, except as permitted under the provisions described under “—Merger, Consolidation or Sale,” and, if provided pursuant to the indenture, our obligations with respect to any other covenants applicable to the debt securities of the series and any coupons on and after the date the conditions to defeasance and/or covenant defeasance are satisfied, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the debt securities. (“covenant defeasance”) (Section 1403).

In either case, the discharge, defeasance or covenant defeasance shall occur upon the irrevocable deposit by us with the trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable at stated maturity or, if applicable, upon redemption, or Government Obligations, or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and premium, if any, and interest, if any, on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

Such a trust may only be established if, among other things:

•

we have delivered to the trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of the outstanding debt securities and any coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture;

•

if the monies or Government Obligations or combination thereof, as the case may be, deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, on the outstanding debt securities of the series provided the debt securities are redeemed on a particular redemption date, and we have given the trustee irrevocable instructions to redeem the debt securities on that date and provided notice of the redemption to holders as provided in the indenture; and

•

no event of default or event which with notice or lapse of time or both would become an event of default with respect to debt securities and any coupons shall have occurred and be continuing on the date of, or, solely in the case of events of default described in the sixth bullet of the first paragraph under “—Events of Default, Notice and Waiver” above, during the period ending on the 91st day after the date of, such deposit into trust. (Section 1404).

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•

the holder of a debt security of the series is entitled to, and does, elect to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of such debt security; or

•	a Conversion Event occurs in respect of the currency, currency unit or composite currency in which the deposit has been made; then the indebtedness represented by such debt security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, if any, and interest, if any, on such debt security as it becomes due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or the Conversion Event. (Section 1405).

In the event we effect covenant defeasance with respect to the debt securities of any series and the debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the amount of monies and

Government Obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of their stated maturity or at the time of the acceleration resulting from such event of default. In any such event, we would remain liable to make payment of amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Convertible Debt Securities

If set forth in the applicable prospectus supplement, debt securities of any series may be exchangeable for and/or convertible into common stock, preferred stock and/or other securities on the terms and subject to the conditions set forth in the prospectus supplement.

The applicable prospectus supplement may set forth limitations on the ownership or conversion of convertible debt securities intended to protect our status as a REIT for United States federal income tax purposes.

Reference is made to the sections captioned “Description of Common Stock” and “Description of Preferred Stock” for a general description of securities which may be issued upon the conversion of convertible debt securities.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), or such other depository as may be identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in a prospectus supplement, debt securities that are represented by a global security will be issued in any authorized denomination and will be issued in registered or bearer form.

We anticipate that any global securities will be deposited with, or on behalf of DTC, and that the global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by the global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

Unless otherwise specified in the applicable prospectus supplement, each global security of any series will be exchangeable for certificated debt securities of the same series only if:

•

DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Securities Exchange Act, if so required by applicable law or regulation, and, in either case, a successor depository is not appointed by us within 90 days after we receive such notice or become aware of any ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•

there shall have occurred and be continuing an event of default under the indenture with respect to the debt securities of the series and beneficial owners representing a majority in aggregate principal amount of the debt securities represented by global securities advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like series, rank, tenor and terms, equal in principal amount to such beneficial interest, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by DTC’s relevant participants, as identified by DTC, to the trustee. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

The following is based on information furnished to us:

DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee. One fully registered debt security certificate will be issued with respect to each $400 million, or another amount as shall be permitted by DTC from time to time, of principal amount of the debt securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of the series.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn recorded on the direct and indirect participants’ records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are accomplished by entries made on the books of direct and indirect participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except under the circumstances described above.

To facilitate subsequent transfers, the debt securities are registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the direct participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and Indirect participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date, identified on a list attached to the omnibus proxy.

Principal payments, premium payments, if any, and interest payments, if any, on the debt securities will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and are the responsibility of such direct and indirect participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, and premium, if any, and interest, if any, to DTC is our responsibility or the responsibility of the trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of direct and indirect participants.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a Beneficial Owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participant, to the trustee, and shall effect delivery of interest in a global security by causing the direct participant to transfer the participant’s interest in the global security or securities representing interest, on DTC’s records, to the trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participants on DTC’s records.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depository. In that event, debt security certificates will be printed and delivered as described above.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Neither we, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to any beneficial interest.

Certain Definitions

Below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms, as well as any other terms used in this prospectus for which no definition is provided.

“Acquired Debt” means Debt of a person:

•	existing at the time that person is merged or consolidated with or into, or becomes a subsidiary of, us; or

•	assumed by us or any of our subsidiaries in connection with the acquisition of assets from that person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into, or becomes a subsidiary of, us or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, our interest expense and the interest expense of our subsidiaries for such period, including, without duplication, (1) all amortization of debt discount, (2) all accrued interest, (3) all capitalized interest, and (4) the interest component of capitalized lease obligations, determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Income Available for Debt Service” for any period means our Consolidated Net Income and the Consolidated Net Income of our subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;

•	provision for taxes based on income;

•	amortization of debt discount and deferred financing costs;

•	provisions for gains and losses on sales or other dispositions of properties and other investments;

•	property depreciation and amortization;

•	the effect of any non-cash items resulting from a change in accounting principles in determining Consolidated Net Income; and

•	amortization of deferred charges, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Net Income” for any period means the amount of net income, or loss, for us and our subsidiaries for such period, excluding, without duplication, extraordinary items and the portion of net income, but not losses, for us and our subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by us or one of our subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Conversion Event” means the cessation of use of:

•

a foreign currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

“Debt” means, with respect to any person, any indebtedness of that person, whether or not contingent, in respect of:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•	indebtedness secured by any lien on any property or asset owned by such person, but only to the extent of the lesser of:

•	the amount of indebtedness so secured; and

•	the fair market value, determined in good faith by the board of directors of such person or, in our case or the case of a subsidiary, by our board of directors, of the property subject to such lien;

•

reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

•	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with generally accepted accounting principles.

Debt also includes, to the extent not otherwise included, any obligation of that person to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Debt of the types referred to above of another person, it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof.

“Government Obligations” means securities which are:

•

direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer.

Government Obligations shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Total Assets” means the sum of, without duplication, Undepreciated Real Estate Assets and all other assets, excluding accounts receivable and intangibles, of ours and our subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Total Unencumbered Assets” means the sum of, without duplication, those Undepreciated Real Estate Assets which are not subject to a lien securing Debt and all other assets, excluding accounts receivable and intangibles, of ours and our subsidiaries not subject to a lien securing Debt, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Undepreciated Real Estate Assets” means, as of any date, the cost, original cost plus capital improvements, of our real estate assets and the real estate assets of our subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unsecured Debt” means Debt of ours or any of our subsidiaries which is not secured by a lien on any property or assets of ours or any of our subsidiaries.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate and will apply to the preferred stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of preferred stock may specify different or additional terms. The description of certain provisions of the preferred stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and the articles supplementary relating to each series of the preferred stock, which will be filed as an exhibit to the registration statement of which this prospectus is a part or incorporated by reference.

General

We have authority to issue up to 20,000,000 shares of preferred stock, 4,000,000 of which are designated 6.75% Series C Cumulative Redeemable Preferred Stock and 3,000,000 of which are designated 6.75% Series D Cumulative Redeemable Preferred Stock. As of September 30, 2010, 4,000,000 shares of our 6.75% Series C Cumulative Redeemable Preferred Stock and 3,000,000 shares of our 6.75% Series D Cumulative Redeemable Preferred Stock were outstanding.

On January 29, 2004, we redeemed all outstanding shares of our 8 1/2% Series A Cumulative Redeemable Preferred Stock at a redemption price of $25.17118 per share. From the redemption date forward, dividends on the Series A Preferred Stock will no longer accrue. On March 11, 2004, we reclassified all shares of our 8 1/2% Series A Cumulative Redeemable Preferred Stock as shares of preferred stock without further designation.

On September 14, 2007, we redeemed all outstanding shares of our 8.08% Series B Cumulative Redeemable Preferred Stock at a redemption price of $25.42644 per share. From the redemption date forward, dividends on the Series B Preferred Stock will no longer accrue.

Under our charter, our board of directors is authorized without further stockholder action to provide for the issuance, from time to time, of up to the then remaining authorized but unissued shares of our preferred stock (including redeemed shares returned to the status of authorized but unissued shares and available for future issuance and reclassification), in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of a series of such stock adopted, at any time or from time to time, by our board of directors. As used in this section, the term “board of directors” includes any duly authorized committee thereof. The issuance of the preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth in the applicable articles supplementary or other instrument establishing the terms applicable to a particular series of the preferred stock. Reference is made to such articles supplementary or instrument applicable to the particular series of the preferred stock for specific terms, including:

•	the designation and stated value per share of such preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the rank of such shares in respect of the payment of dividends and upon liquidation;

•	the dividend rate or method of calculation, the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;

•	any redemption or sinking fund provisions;

•	restrictions on ownership and transfer of such preferred stock to preserve our status as a REIT;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

6.75% Series C Cumulative Redeemable Preferred Stock

We currently have outstanding 4,000,000 shares of our 6.75% Series C Cumulative Redeemable Preferred Stock, or Series C Preferred Stock. Dividends are cumulative on our Series C Preferred Stock from and including the original issue date in the amount of approximately $1.6875 per share each year, which is equivalent to 6.75% of the $25.00 per share liquidation preference. Dividends on our Series C Preferred Stock are payable quarterly in arrears. Our Series C Preferred Stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. In respect of the payment of dividends and other distributions of our assets, including distributions upon liquidation, dissolution or winding up, our Series C Preferred Stock ranks senior to our common stock, and on parity with our Series D Preferred Stock, and will rank on parity with any future class or series of our preferred stock the terms of which so provide. We may, at our option, redeem our Series C Preferred Stock, in whole or from time to time in part, for a cash redemption price equal to $25.00 per share together with (except in limited circumstances) all accrued and unpaid dividends on such Series C Preferred Stock to the date fixed for redemption. Holders of our Series C Preferred Stock generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more dividend periods (whether or not consecutive) and in certain other circumstances. Our Series C Preferred Stock is not convertible into or exchangeable for any other of our property or securities.

6.75% Series D Cumulative Redeemable Preferred Stock

We currently have outstanding 3,000,000 shares of our 6.75% Series D Cumulative Redeemable Preferred Stock, or Series D Preferred Stock. Dividends are cumulative on our Series D Preferred Stock from and including the original issue date in the amount of approximately $1.6875 per share each year, which is equivalent to 6.75% of the $25.00 per share liquidation preference. Dividends on our Series D Preferred Stock are payable quarterly in arrears. Our Series D Preferred Stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. In respect of the payment of dividends and other distributions of our assets, including distributions upon liquidation, dissolution or winding up, our Series D Preferred Stock ranks senior to our common stock, and on parity with our Series C Preferred Stock, and will rank on parity with any future class or series of our preferred stock the terms of which so provide. We may, at our option, redeem our Series D Preferred Stock, in whole or from time to time in part, for a cash redemption price equal to $25.00 per share plus (except in limited circumstances) accrued and unpaid dividends on such Series D Preferred Stock to the date fixed for redemption. Holders of our Series D Preferred Stock generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. Our Series D Preferred Stock is not convertible into or exchangeable for any other of our property or securities.

The articles supplementary for our Series C Preferred Stock and Series D Preferred Stock, as well as our charter and bylaws, contain, and the articles supplementary applicable to a particular series of the preferred stock may contain, restrictions on the ownership and transfer of shares of our capital stock, which are intended to help preserve our status as a REIT for federal income tax purposes. See “Restrictions on Transfers of Capital Stock; Redemption; REIT Status” in this prospectus.

DESCRIPTION OF COMMON STOCK

The following description of the common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate and will apply to the common stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The description of the common stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our charter and bylaws.

General

As of October 31, 2010, there were 64,092,235 shares of common stock outstanding. In addition, as of October 31, 2010, there were 1,963,845 shares of common stock reserved for issuance upon the exercise of options under our stock option plans and 1,119,356 shares of common stock were reserved for issuance under our dividend reinvestment plan. Our common stock is listed on the New York Stock Exchange under the symbol “BRE.” Wells Fargo Shareowner Services is the transfer agent and registrar of our common stock.

The holders of common stock are entitled to one vote for each share held at all meetings of our stockholders, except meetings at which only holders of another specified class or series of capital stock are entitled to vote. The holders of common stock are entitled to vote for the election of directors, however, stockholders do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the shares voting for the election of directors can elect our entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock, including the preferential rights of the holders of our 6.75% Series C Cumulative Redeemable Preferred Stock (Series C Preferred Stock) and 6.75% Series D Cumulative Redeemable Preferred Stock (Series D Preferred Stock). The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock. Dividends may be paid in money, property or by the issuance of our fully paid capital stock. Bank credit agreements that we may enter into and debt securities that we may issue may restrict our ability to declare or pay dividends on our common stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of common stock are fully paid and not subject to assessments by us.

The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers and other rights and interests of holders of common stock and, under certain circumstances, could make it more difficult for a third party to gain control of us and could have the effect of delaying or preventing an attempted takeover.

For example, so long as the shares of our existing series of preferred stock are outstanding, we may not declare any dividends on any shares of our common stock or any of our other stock ranking as to dividends or distributions of assets junior to such series of preferred stock—we refer to this common stock and any such other stock as junior stock—or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of junior stock or make any distribution in respect of any shares of junior stock, whether in cash or property or in obligations of our stock, other than in junior stock which is neither convertible into, nor exchangeable or exercisable for, any of our securities other than junior stock, and except for the redemption of our stock pursuant to certain provisions of our charter related to our qualification as a REIT, unless full dividends, including dividends for prior dividend periods, have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of those dividends set apart for payment on all outstanding shares of our preferred stock, other than junior stock, as defined above.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our charter and the form of articles supplementary for the applicable series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts relating to such depositary shares being redeemed.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts relating to such depositary shares as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued in connection with such withdrawals. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and may sell the depositary shares evidenced by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

Neither the depositary nor our company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor our company will be liable if it is prevented from or delayed in performing its obligations under the deposit agreement by law or any circumstance beyond its control. The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, with any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our debt securities, common stock, preferred stock or depositary shares and may issue warrants independently or together with our debt securities, common stock, preferred stock or depositary shares or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the provisions, if any, for changes to or adjustments in the exercise price;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of our common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of our common stock, preferred stock, or depositary shares, or such principal amount of our debt securities, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate of exercise properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

CERTAIN PROVISIONS OF MARYLAND LAW, OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable Maryland law and our charter and bylaws.

Defensive Provisions of Maryland Law and Our Charter and Bylaws

Certain provisions of Maryland law, our charter and bylaws may have the effect of deterring a takeover or change in control. These provisions currently include:

•

the requirement in our charter that 70% of the outstanding shares of voting stock approve certain mergers, sales of assets or other business combinations involving stockholders owning 10% or more of then outstanding voting shares, unless the transaction is recommended by our board of directors and a majority of those of our directors qualifying as continuing directors under our charter, or meets certain fair price criteria;

•

the requirement that our directors may be removed by our stockholders only for “cause” and only by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote generally in the election of directors, subject to the rights of the holders of any series of our preferred stock then outstanding, and that vacancies on our board of directors may be filled by action of the remaining directors;

•

the requirement in our charter that 70% of the outstanding shares of voting stock approve amendments to certain provisions of our charter at a time when a person is a related person (generally defined in our charter as a holder of, or an affiliate of a holder of, a 10% beneficial ownership interest in us), unless the amendment is also approved by those of our directors qualifying as continuing directors under our charter;

•	the right of our board of directors, by resolution, to fix the number of directors within the range set forth in our charter;

•	a prohibition in our charter on certain stock repurchases by us from a holder of 5% or more of the outstanding voting shares for a price exceeding fair market value unless certain conditions are met;

•	a requirement that stockholder action without a meeting be taken by unanimous written consent;

•

the requirement that our stockholders have the right to call a special meeting only upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast by the stockholders at such meeting;

•

the provision that the power to adopt, amend, repeal or rescind our bylaws is vested in our board of directors; our bylaws state that our stockholders have no power to adopt, amend, repeal or rescind our bylaws;

•

protection for Maryland corporations against unsolicited takeovers under Maryland law which limits, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them, at least in the context of an unsolicited takeover, to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act (to the extent either Act is applicable), or (c) act or fail to act solely because of the effect that the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition; and

•

provisions of Maryland law that allow any Maryland corporation like us having a class of securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect, without obtaining stockholder approval and notwithstanding a contrary provision in its charter or bylaws, to: (a) classify the board; (b) increase the required stockholder vote to remove a director to two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors; (c) require that a stockholder requested special meeting need be called only upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting; (d) require that the number of directors be fixed only by a vote of the board of directors; (e) require that each vacancy on the board of directors (including a vacancy resulting from the removal of a director by the stockholders) may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and/or (f) require that any director elected to fill a vacancy will hold office for the full remainder of the term of the class of directors in which the vacancy occurred, rather than until the next election of directors. Although we have not elected to be governed by these specific provisions, our charter already provides that, subject to the rights of the holders of any series of preferred stock then outstanding, any newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the remaining directors then in office even though less than a quorum. These provisions do not provide for limits on the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors.

Furthermore, Maryland law imposes certain restrictions on business combinations with a greater than ten percent stockholder or its affiliates unless a corporation has elected not to be governed by these provisions. We have made such an election in our charter and therefore we are not currently subject to these provisions; however, our charter does contain similar provisions, including those referred to in the first, third and fifth bullet points above. In addition, the control share provisions of Maryland law eliminate the voting rights of any shares of voting stock held by a person to the extent such shares exceed 10% of the outstanding voting stock of a Maryland corporation, and permits the corporation to redeem any such shares at the fair value of the stock, unless the corporation’s charter or bylaws state that it has elected not to be governed by these provisions. We have made such an election in our charter and therefore we are not currently subject to these provisions. See “—Control Share Acquisitions and Business Combinations” below.

Amendment of the Charter

Our charter may be amended upon action of our board of directors declaring the amendment advisable, followed by the requisite vote of the outstanding shares of capital stock entitled to vote generally in the election of directors. The requisite stockholder vote generally is a majority of the votes entitled to be cast. However, amendments to certain provisions at a time when a person is a “related person” (generally defined in our charter as a holder of, or an affiliate of a holder of, a 10% beneficial ownership interest in us) require a 70% vote unless the amendment is also approved by those of our directors qualifying as “continuing directors” under our charter. The provisions of our charter that may require the higher vote include those relating to our capital stock, our board of directors, the limitation of liability and indemnification of our directors and officers, restrictions on transfer of our stock to preserve our status as a REIT, business combinations, restrictions on the acquisition by us or by our subsidiaries of certain shares of our stock, exemptions from the Maryland control share acquisition statute and the Maryland business combination statute, and the procedures for amendment of the charter.

Control Share Acquisitions and Business Combinations

The Maryland Control Share Acquisition Act provides that holders of control shares of a Maryland corporation that are acquired in a “control share acquisition,” which is defined as the acquisition of shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of three ranges of voting power (one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power), have no voting rights with respect to such shares except:

•	if approved by stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all “interested shares;” or

•	if the acquisition of the shares has been approved or exempted at any time before the acquisition of the shares.

The Maryland Control Share Acquisition Act is applicable to a publicly traded Maryland corporation unless its charter or bylaws specifically provide that it shall be inapplicable.

The Maryland Business Combination Act provides that certain “business combinations” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or an affiliate of an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. An interested stockholder is generally defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s shares; or

•

an affiliate of the corporation who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

At the conclusion of the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of a supermajority of the stockholders, subject to certain exceptions.

Article X of our charter provides that the Maryland Control Share Acquisition Act and the Maryland Business Combination Act shall not apply to us. Any amendment to this provision would require, in certain circumstances, the approval of stockholders by a vote of 70% of the then outstanding shares of our common stock.

RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK; REDEMPTION; REIT STATUS

Our charter provides that any stockholder must, upon demand, disclose to our board of directors in writing such information with respect to such stockholder’s direct and indirect ownership of the shares of our stock as we deem necessary to permit us to comply or to verify compliance with the REIT provisions of the Internal Revenue Code, or the requirements of any other taxing authority. Our charter further provides that if our board of directors determines in good faith that direct or indirect ownership of shares of our stock has or may become concentrated to an extent that would prevent us from qualifying as a REIT we may prevent the transfer of stock, or call for redemption, by lot or by other means affecting one or more stockholders selected at the sole discretion of our board of directors, of a number of shares of stock sufficient in our opinion to maintain or bring the direct or indirect ownership of our stock into conformity with the requirements for maintaining our status as a REIT.

If we redeem common stock for these purposes, our charter provides that the redemption price will be:

•	the last reported sale price of the shares on the last business day prior to the redemption date on the principal national securities exchange on which the shares are listed or admitted to trading;

•

if the shares are not so listed or admitted to trading, the mean between the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected by our board for such purpose; or

•	if not determined by the preceding methods, as determined in good faith by our board of directors.

If we redeem or refund preferred stock for these purposes, the redemption price will typically be as set forth in the applicable articles supplementary establishing the terms of the preferred stock. Typically, this would be an amount equal to the liquidation preference plus accrued and unpaid dividends to the date fixed for redemption, except for any dividends having a record date prior to the date fixed for redemption and a payment date after, which will be paid to the holders as of the record date notwithstanding redemption prior to the dividend payment date.

From and after the date we fix for redemption, our charter provides that the holder of any shares of stock so called for redemption will cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such shares, excepting only the right to payment of the redemption price without interest.

In addition, the articles supplementary with respect to the Series D Preferred Stock provide that, subject to certain exceptions, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% of the value of our outstanding capital stock as a result of their ownership of the Series D Preferred Stock.

Our bylaws provide that, whenever we determine it is reasonably necessary to protect our status as a REIT, we may require a statement or affidavit from each stockholder or proposed transferee setting forth the number of shares already owned by such stockholder or transferee or any related person. Our bylaws further provide that if, in the opinion of our board of directors, any proposed transfer would jeopardize our status as a REIT:

•	we may refuse to permit such transfer;

•	any attempt to transfer as to which we have refused permission will be void and of no effect to transfer any legal or beneficial interest in the shares; and

•	all contracts for the sale or other transfer of shares are subject to these restrictions.

These provisions may also have the effect of preventing acquisition of control of us unless our board of directors determines that maintenance of our status as a REIT is no longer in our best interests.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership and disposition of certain of the securities that may be offered by this prospectus. This summary does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on current law, is for general information only and is not tax advice. For purposes of this discussion, references to “we,” “our” and “us” mean only BRE Properties, Inc., and do not include any of its subsidiaries, except as otherwise indicated.

The information in this summary is based on:

•	the Internal Revenue Code of 1986, as amended (the “Code”);

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

•	court decisions;

in each case, as of the date of this summary. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may change or adversely affect the tax considerations described in this summary. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT or concerning the treatment of the capital stock or debt securities that may be offered pursuant to this prospectus, and the statements in this summary are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged.

This summary assumes that shares of our capital stock and debt securities are held as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Code). Your tax treatment will vary depending on the terms of the specific securities that you acquire, as well as your particular situation. Supplemental U.S. federal income tax considerations relevant to your ownership of the particular securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. This discussion does not purport to deal with all aspects of taxation that may be relevant to holders of our securities in light of their personal investment or tax circumstances, or to holders who receive special treatment under the U.S. federal income tax laws except to the extent discussed specifically herein. Holders of our capital stock or debt securities receiving special treatment include, without limitation:

•	banks, insurance companies or other financial institutions;

•	brokers or dealers in securities or commodities;

•	traders in securities;

•	expatriates and certain former citizens or long-term residents of the United States;

•	except to the extent specifically discussed below, tax-exempt organizations;

•	persons who are subject to the alternative minimum tax;

•	persons who hold our capital stock or debt securities as a position in a “straddle” or as part of a “hedging,” “conversion” or other risk reduction transaction;

•	persons deemed to sell our capital stock or debt securities under the constructive sale provisions of the Code;

•	U.S. persons that have a functional currency other than the U.S. dollar;

•	except to the extent specifically discussed below, non-U.S. holders (as defined below); or

•	persons that are S corporations, REITs, regulated investment companies, partnerships or other pass- through entities.

In addition, this discussion does not address any state, local or non-U.S. tax consequences associated with the ownership of our capital stock or debt securities or our election to be taxed as a REIT.

You are urged to consult your tax advisor regarding the specific tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of our capital stock and debt securities, including the federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of the Company

General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, effective upon our formation on May 22, 1970. We believe we have been organized and have operated in a manner which has allowed us to qualify for taxation as a REIT under the Code commencing with our first taxable year. We currently intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1997, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See “—Failure to Qualify.” Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date.

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that typically results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation generally means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay federal income tax, however, as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference under certain circumstances.

•

If we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

•

We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (b) the amount by which 95% of our gross income (90% for our taxable years ended on or prior to December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset test) discussed below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•

We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to recognize gain with respect to the disposition of the assets under existing Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation.

•	Our subsidiaries that are C corporations generally will be required to pay federal corporate income tax on their earnings.

•

We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3) that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4) that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5) that is beneficially owned by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Code to include certain specified entities, during the last half of each taxable year; and

(7) that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in this prospectus under the heading “Restrictions on Transfers of Capital Stock; Redemption; REIT Status.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies. From time to time we may own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of the Partnerships and Limited Liability Companies.” The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In such a case, we would fail to qualify as a REIT unless we were entitled to relief, as described below.

Ownership of Interests in Qualified REIT Subsidiaries. We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock, and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal tax purposes. All assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the federal tax requirements described in this discussion, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are not satisfied. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See “—Asset Tests.”

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into on or after January 1, 2005, and certain foreign currency gains recognized after July 30, 2008, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

•

The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

We do not, or an actual or constructive owner of 10% or more of our capital stock does not, actually or constructively own 10% or more of the interests in the assets or net profits of the tenant or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•

We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. The hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a hedging instrument, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a hedging instrument, will be treated as nonqualifying income for purposes of the 75% gross income test if entered into on or prior to July 30, 2008 and will be treated as qualifying income for purposes of the 95% gross income test if entered into prior to January 1, 2005. The term “hedging transaction,” as used above, generally means any transaction entered into in the normal course of business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, and (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent we do not properly identify such transactions as hedges or hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We will monitor the amount of nonqualifying income we receive and will take actions intended to keep such income within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•

following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of the Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by partnerships, limited liability companies or qualified REIT subsidiaries in which we own an interest, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the REIT income tests. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may contend that one or more of these sales is subject to the 100% penalty tax.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Asset Tests. At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities other than those securities included in the 75% asset test.

Third, of the investments included in the 25% asset class and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, for our taxable years beginning on or after January 1, 2009, not more than 25% (20% for taxable years beginning on or after January 1, 2001 and ending on or before December 31, 2008) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

We own stock of certain corporations that have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these corporations qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We or one or more of our taxable REIT subsidiaries may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries did not exceed 20% of the aggregate value of our gross assets in any taxable year beginning on or after January 1, 2001 and ending on or before December 31, 2008, and we believe that since that time the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future it will not exceed, 25% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will agree with our determinations of value.

We may from time to time make loans which must qualify under the “straight debt safe harbor” in order to satisfy the 10% value limitation described above. We believe that all such loans we have made have qualified under this safe-harbor. However, there is relatively little authority interpreting this safe-harbor and, as a result, there can be no assurance that the IRS would not take a contrary position.

The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, limited liability companies or qualified REIT subsidiaries) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to a partnership or limited liability company which owns such securities. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any quarter as may be required to cure any noncompliance. With respect to our taxable years ended on or before December 31, 2004, if we failed to cure any noncompliance with the asset tests within the 30 day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above do not apply, we would cease to qualify as a REIT.

Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or any like-kind exchanges that are later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

In general, we must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential (i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated otherwise than according to its dividend rights as a class). To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. Pursuant to recent IRS guidance, certain part-stock and part-cash dividends distributed by publicly-traded REITs with respect to calendar years 2008 though 2011, and in some cases declared as late as December 31, 2012, will be treated as distributions for purposes of the REIT distribution requirements. Under the terms of this guidance, up to 90% of our distributions could be paid in shares of our stock. The receipt of our stock dividends would be taxable to stockholders.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Commencing with our taxable year beginning January 1, 2005, specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction, and individuals may be eligible for the preferential rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be ineligible to elect to be treated as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships and Limited Liability Companies

General. We own, directly or indirectly, interests in various partnerships and limited liability companies which we expect to be treated as partnerships (or disregarded entities) for federal income tax purposes. We may own additional partnerships and limited liability companies in the future. In general, entities that are classified as partnerships (or disregarded entities) for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their pro rata shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our allocable share of the foregoing items, based on the partnership agreement, for purposes of computing our REIT taxable income. For purposes of applying the REIT income and asset tests, we include our allocable share of the income generated by and the assets held by the partnerships and limited liability companies in which we own an interest, including their shares of the income and assets of any subsidiary partnerships and limited liability companies, based on our capital interests in such entities. See “—Taxation of the Company.”

Our ownership of interests in such partnerships and limited liability companies involves special tax considerations, including the possibility that the IRS might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships (or disregarded entities). For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that any partnership or limited liability company in which we own a direct or indirect interest will be treated as a publicly traded partnership which is taxable as a corporation. However, if such an entity were taxable as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests or the REIT income tests. See “—Taxation of the Company—Asset Tests” and “—Taxation of the Company—Income Tests”. This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We believe that the partnerships and limited liability companies in which we own an interest will be classified as partnerships or disregarded entities for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members.

Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code. These allocations could cause us to be allocated (i) lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution, and (ii) taxable gain in the event of a sale of such contributed properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the contributing partners or members. As a result, these allocations could make it more difficult for us to satisfy the REIT distribution requirements or could increase the portion of our distributions treated as a taxable dividend.

Taxation of Holders of Our Capital Stock and Debt Securities

The following summary describes certain material U.S. federal income tax consequences of owning and disposing of our capital stock and debt securities. As used herein, “U.S. holder” means a beneficial owner of our capital stock or debt securities that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, “Non-U.S. holder” means a beneficial owner of our capital stock or debt securities that is neither a “U.S. holder” nor a partnership or other entity treated as a partnership for U.S. federal income tax purposes. Special rules may apply to Non-U.S. holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and non-U.S. persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds capital stock or debt securities, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our capital stock or debt securities, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of such capital stock or debt securities.

Taxation of Holders of our Capital Stock

The following summary describes certain material U.S. federal income tax consequences of acquiring, owning and disposing of our capital stock.

U.S. Holders Generally

If you are a “U.S. holder,” this section or the section entitled “Tax-Exempt Stockholders” applies to you. Otherwise, the section entitled “Non-U.S. Stockholders,” applies to you.

Distributions Generally

Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than capital gain dividends and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate taxpayers. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in its shares of our stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

Certain stock dividends, including dividends partially paid in our stock and partially paid in cash that comply with recent IRS guidance, will be taxable to recipient U.S. holders to the same extent as if paid in cash. See “Taxation of the Company—Distribution Requirements” above.

Capital Gain Dividends

Dividends that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. U.S. holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our preferred stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of such stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our stock for the year, with any remaining capital gain dividends allocated to the holders of our common stock.

Retention of Net Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:

•

include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a U.S. holder of our capital stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of capital stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock

If a U.S. holder sells, exchanges or otherwise disposes of shares of our capital stock in a taxable transaction, except as set forth below under “—Redemption or Repurchase by Us,” it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares of capital stock for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the U.S. holder has held the stock for more than one year at the time of such sale or disposition. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us

A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits, generally at ordinary income rates, unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder;

•	results in a “complete termination” of the U.S. holder’s stock interest in us; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. holder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital stock.”

Information Reporting and Backup Withholding

We report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS on a timely basis. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See “—Non-U.S. Stockholders.”

Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of shares of our stock generally should not be unrelated business taxable income to a tax-exempt U.S. holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt U.S. holder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt holder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt U.S. holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” We do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our holders. However, because our capital stock is publicly traded, we cannot guarantee that this will always be the case.

Non-U.S. Stockholders

The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a non-U.S. holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income tax laws on the acquisition, ownership, and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally

Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (through a U.S. permanent establishment, where applicable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Dividends that are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Distributions in excess of our current and accumulated earnings and profits will not be subject to U.S. federal income or withholding tax to the extent that such distributions do not exceed the non-U.S. holder’s adjusted basis in our stock, but rather will reduce the non-U.S. holder’s adjusted basis of such stock. To the extent that these distributions exceed a non-U.S. holder’s adjusted basis in our stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of U.S. real property interests described below, we expect to withhold U.S. income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business.

However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests

Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:

(1)	the investment in our stock is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

(2)	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of U.S. real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with the conduct of a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 35% (or 15% to the extent provided in Treasury Regulations) of any distribution to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 35% (or 15% to the extent provided in Treasury Regulations) of a distribution to the non-U.S. holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained net capital gains, and to receive from the IRS a refund to the extent of the non-U.S. holder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. holder furnishes required information to the IRS on a timely basis.

Sale of Our Capital Stock

Gain recognized by a non-U.S. holder upon the sale or exchange of our capital stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a U.S. real property interest within the meaning of FIRPTA. Our capital stock will not constitute a U.S. real property interest so long as we are a domestically-controlled qualified investment entity. A domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a “domestically-controlled qualified investment entity.” Even if we have been a “domestically-controlled qualified investment entity,” because our capital stock is publicly traded, no assurance can be given that we will continue to be a “domestically-controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale or exchange of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our stock is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In general, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. holder (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire other shares of our capital stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our capital stock.

Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non-U.S. holder sells or exchanges our capital stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a “United States real property interest” if:

(1)	shares of such class of capital stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2)	such non-U.S. holder owned, actually and constructively, 5% or less of the outstanding shares of such class of capital stock throughout the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our capital stock were subject to U.S. taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or exchange of our capital stock were subject to taxation under FIRPTA, and shares of such class of capital stock were not then “regularly traded” on an established securities market, the purchaser of such stock generally would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our capital stock exceed the holder’s substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder’s U.S. federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our stock may not satisfy a non-U.S. holder’s entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS in a timely manner.

Taxation of Holders of our Debt Securities

The following summary describes certain material U.S. federal income tax consequences of acquiring, owning and disposing of debt securities. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities are sold to the public for cash).

U.S. Holders

Interest

A U.S. holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the debt securities in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Payments in Excess of Stated Interest and Principal

In certain circumstances, we may be obligated to make payments in excess of stated interest and the principal amount of the debt securities. Unless otherwise provided in the prospectus supplement pursuant to which any such debt securities are issued, we intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the debt securities, that such additional amounts will have to be paid. Assuming such position is respected, any amounts paid to a U.S. holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described below in “—U.S. holders—Sale or Other Taxable Disposition of the Debt securities.” Our position is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of a U.S. holder’s income and the timing of our deductions with respect to the debt securities. U.S. holders are urged to consult their tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes that the debt securities are not treated as contingent payment debt instruments.

Sale or Other Taxable Disposition of the Debt Securities

A U.S. holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a debt security equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder’s income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security (or a portion thereof) generally will be the U.S. holder’s cost therefor decreased by any payment on the debt security other than a payment of qualified stated interest. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the debt securities for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitation.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives interest and principal payments on the debt securities or proceeds upon the sale or other disposition of such debt securities (including a redemption or retirement of the debt securities). Certain holders (including, among others, certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	such holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;

•	the IRS notifies the payor that such holder furnished an incorrect TIN;

•

in the case of interest payments, other than certain amounts attributable to accrued interest on sales of debt securities between interest payment dates, such holder is notified by the IRS of a failure to properly report payments of interest or dividends; or

•

in the case of interest payments, other than certain amounts attributable to accrued interest on sales of debt securities between interest payment dates, such holder fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and that the IRS has not notified such holder that it is subject to backup withholding.

A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders

Interest

Interest paid to a Non-U.S. holder on its debt securities that is not effectively connected with such holder’s conduct of a U.S. trade or business will not be subject to U.S. federal withholding tax, provided that:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•	such holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership;

•	such holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

(a) the Non-U.S. holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a U.S. person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt securities on behalf of the Non-U.S. holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. holder, has received from the Non-U.S. holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides us or our paying agent with a copy of such statement or (c) the Non-U.S. holder holds its debt securities directly through a “qualified intermediary” and certain conditions are satisfied.

A Non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such holder’s conduct of a U.S. trade or business and the holder provides us with appropriate certification (as discussed below under “—Non-U.S. holders—U.S. trade or business”).

If a Non-U.S. holder does not satisfy the requirements above, interest paid to such Non-U.S. holder generally will be subject to a 30% U.S. federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the Non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a Non-U.S. holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

Payments in Excess of Stated Interest and Principal

In certain circumstances, we may be required to make certain payments in excess of stated interest and the principal amount of the debt securities. Except as otherwise described in the applicable prospectus supplement, such payments generally should be treated as additional amounts paid for the debt securities, subject to the rules described under “—Non-U.S. holders—Sale or Other Taxable Disposition of the Debt Securities.”

Sale or Other Taxable Disposition of the Debt Securities

A Non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security so long as (i) the gain is not effectively connected with the conduct by the Non-U.S. holder of a U.S. trade or business (or, if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such Non-U.S. holder) and (ii) in the case of a Non-U.S. holder who is an individual, such Non-U.S. holder is not present in the United States for 183 days or more in the taxable year of disposition or certain other requirements are not met. A Non-U.S. holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for U.S. federal income tax on such holder’s gain realized on a debt security.

U.S. trade or business

If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a Non-U.S. holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the Non-U.S. holder maintains a U.S. permanent establishment to which such amounts are generally attributable), the Non-U.S. holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a Non-U.S. holder is subject to U.S. federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A Non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a U.S. trade or business.

Backup Withholding and Information Reporting

Backup withholding generally will not apply to payments of principal or interest made by us or our paying agents, in their capacities as such, to a Non-U.S. holder of a debt security if the holder certifies as to its non-United States status in the manner described above under “—Non-U.S. holders—Interest.” However, information reporting generally will still apply with respect to payments of interest. Payments of the proceeds from a disposition by a Non-U.S. holder of a debt security made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments, if the broker is:

•	a U.S. person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•

a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons that in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business;

provided, however, that such information reporting will not apply if the broker has documentary evidence in its records that the Non-U.S. holder is a non-United States person and certain other conditions are met, or the Non-U.S. holder otherwise establishes an exemption from information reporting.

Payment of the proceeds from a disposition by a Non-U.S. holder of a debt security made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its non-United States status in the manner described above under “—Non-U.S. holders—Interest” or otherwise establishes an exemption from information reporting and backup withholding.

A Non-U.S. holder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if we or our agent (or other party) knows or has reason to know that the certification may be false. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as “capital gain dividends.” The currently applicable provisions of the U.S. federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the generally applicable capital gains tax rate will be increased to 20%, and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

In addition, newly enacted legislation requires certain U.S. holders that are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends, interest on and capital gains from the sale or other disposition of stock or debt obligations for taxable years beginning after December 31, 2012. U.S. holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our capital stock or debt securities.

New Legislation Relating to Foreign Accounts

Recently enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-United States entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends, interest and sales proceeds to U.S. holders who own our capital stock or debt securities through foreign accounts or foreign intermediaries and certain non-U.S. holders. The legislation imposes a 30% withholding tax on dividends and interest on, and gross proceeds from the sale or other disposition of, capital stock or debt securities paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders. The legislation applies to payments made after December 31, 2012, but does not apply to debt instruments outstanding on March 18, 2012. Prospective investors should consult their tax advisors regarding this legislation.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction. Prospective investors should consult their tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or debt securities.

PLAN OF DISTRIBUTION

We or our selling securityholders may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of the securities in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

The distribution of the securities may be effected from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed,

•	market prices prevailing at the time of sale,

•	prices related to such prevailing market prices, or

•	negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

We will identify any underwriter, dealer or agent involved in the offer and sale of securities in the applicable prospectus supplement. Underwriters may sell securities to or through dealers and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. Unless we provide otherwise in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have responsibility with respect to the validity or performance of these contracts.

We may enter into agreements with underwriters, dealers and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

To facilitate an offering of a series of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over- allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we have sold to them. In such circumstances, such persons would cover the over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if securities that they sold are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, San Francisco, California. Certain legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report, which is incorporated by reference in this registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

$

BRE Properties, Inc.

    % Senior Notes due

PROSPECTUS SUPPLEMENT

                    , 2012

Joint Book-Running Managers

J.P. Morgan

RBS

Wells Fargo Securities